Adult Entertainment Capital Signs Letter of Intent to Buy ComedyNet.com
Founder of the Spice Channel Mark Graff Joins Board as Vice Chairman and CEO of ComedyNet

TUSTIN, Calif., Sep 02, 2008 (BUSINESS WIRE) -- Adult Entertainment Capital, Inc. (OTCBB:ZLST) reached an agreement to acquire ComedyNet (comedynet.com) on August 25, 2008, in a deal that brings industry strong man Mark Graff back to the adult world.

Graff is Chief Executive Officer of ComedyNet, which broadcasts to 19 million homes through most major cable operators. ComedyNet is also carried on broadband portals such as Sling Media, HULU and ActiveVideo. Through its affiliation with QuickPlay, ComedyNet is available via subscription on most AT&T, Verizon and Sprint cellphones. ComedyNet's uncut and uncensored events are carried by Events on Demand.

ComedyNet's digital programming network brings together the creative community of comedians, actors, writers, sketch troupes, improvisation artists and all of the denizens in the community of "funny." Stand up comedians from Harlem to the Heartland are captured in live performance, while produced shows like 'The Fourth Floor' and 'Mash-Up' bring animation, short films, stand up and improvisation together to form comedy that raises the bar.

Graff will maintain his CEO status in ComedyNet, while assuming the Vice Chairman seat on Adult Entertainment Capital's Board. Graff said, "I am excited about the opportunity to help head up the world's first public investment fund (BDC) for the Adult industry.

"I can't think of a better time to bring Wall Street to the adult business," said Mr. Graff. "The business matrix has shifted drastically, and the industry is ripe for serious and aggressive Wall Street type financing and capital access. I am surrounded by veteran Wall Street players and bankers. I look forward to applying my many years in the adult business in this new venture," Graff went on to say.

Graff is best known as President of Trans Digital Media LLC, Playgirls' parent company and founder of the Spice Channel. Graff formed Graff PPV in 1987 and launched the Spice Network two years later, to compete with the genre's biggest player at the time, Playboy TV. Playboy bought Spice in 1998.

About Adult Entertainment Capital

Adult Entertainment Capital, Inc. is an OTC traded investment and financial services company. Adult Entertainment Capital currently trades Over the Counter through stock symbol ZLST.OB. The stock symbol will change to reflect the company's name change from Zealous Trading Group to Adult Entertainment Capital, Inc.; the new trading symbol is pending. The new CUSIP Number is 00740A 102.

Forward-Looking Statement

Some portions of this press release, particularly those describing Adult Entertainment Capital, Inc.'s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Adult Entertainment Capital, Inc. is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors. Any of these aforementioned factors could have an adverse effect on the business plans of Adult Entertainment Capital, Inc., its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Adult Entertainment Capital, Inc. that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see Adult Entertainment Capital, Inc.'s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Adult Entertainment Capital, Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.